                                                                 Exhibit 10.3.32

                         TRANSMISSION SERVICE AGREEMENT

                                     FOR THE

                        GEO EAST MESA LIMITED PARTNERSHIP

                                   UNIT NO. 2

                                     BETWEEN

                          IMPERIAL IRRIGATION DISTRICT

                                       AND

                        GEO EAST MESA LIMITED PARTNERSHIP

                           TABLE OF CONTENTS

Section                             Title                                                  Page

EXHIBIT I    -    DEVELOPMENTS AND METHODOLOGIES FOR TRANSMISSION SERVICE CHARGES AND SCHEDULING FEE

EXHIBIT II   -    TRANSMISSION SERVICE FOR GEO EAST MESA LIMITED PARTNERSHIP

1. PARTIES: The Parties to this Agreement are Imperial Irrigation District, organized under the Water Code of the State of California ("IID"), and Geo East
Mesa Limited Partnership, L. P. ("Producer"), hereinafter sometimes referred to individually as "Party," and collectively as "Parties."

2. RECITALS: This Agreement is made with reference to the following facts, among others:

      2.1 Producer has caused to be constructed or intends to construct an alternative energy resource facility located in IID's service area.

      2.2     Producer and IID have entered into a Plant Connection Agreement.

      2.3 Producer desires to purchase, and IID desires to sell firm transmission service of power from the Plant to Edison's Mirage Substation subject to the terms and conditions specified herein.

      2.4 Producer and IID are parties to that certain Funding and Construction
Agreement dated June 29, 1987, providing for the funding and construction of transmission lines within IID's service area.

3. AGREEMENT: The Parties agree as follows:

4. DEFINITIONS: The following terms, when used herein with initial capitalization, whether in the singular or plural, shall have the meanings specified:

      4.1 Agreement: This IID - Producer Transmission Service Agreement for
Alternative Resources between Geo East Mesa Limited Partnership, L. P. and IID, and all

Exhibits attached hereto, as such Agreement may subsequently be amended for firm transmission service between each Plant and Edison's Mirage Substation.

      4.2 Authorized Representative: The representative of a party designated in accordance with Section 12.

      4.3 Date of Initial Service: The date when the output from each Plant is first available for delivery to Edison, as notified to IID pursuant to Section
5.2.

      4.4 Edison: Southern California Edison Company.

      4.5 Funding and Construction Agreement: An agreement entered into by IID and others dated June 29, 1987, providing for the funding and construction of the Heber-Mirage Transmission Project, to which a form of this agreement is attached as Exhibit III.

      4.6 Maximum Transmission Service Entitlement: The Maximum Transmission
Service Entitlement for each Plant, as specified in Exhibit[s] II, Transmission
Service, and in any subsequent Plant Amendments.

      4.7 Normal Transmission Capacity: The maximum transfer capability, expressed in megawatts (MW), from the Point of Receipt to the Point of Delivery.
Such transfer capability, as determined by IID, in its sole judgment, shall be consistent with prudent operating procedures and with generally-accepted engineering and operating practices in the electrical utility industry.

      4.8 Operating Transmission Capability: The maximum transfer capability, expressed in megawatts (MW), available to IID at any given time to transmit power from Point of Receipt to Point of Delivery. Such transfer capability shall be as determined by

IID in its sole judgment, may vary from time-to-time depending on system conditions, and shall be consistent with prudent operating procedures and generally-accepted engineering and operating practices in the electrical utility industry.

      4.9 Plant: An electrical generating alternative energy resource facility developed by Producer for which IID shall provide transmission service, as specified in Exhibit[s] II, Transmission Service, and in any subsequent Plant
Amendments.

      4.10 Plant Amendment: An agreement reached by the Parties, as an amendment to this Agreement, for transmission service to be provided by IID for a Plant added by Producer or for Producer's account subsequent to the execution of this
Agreement.

      4.11 Plant Connection Agreement: An agreement between IID and Producer providing for the connection of a Plant to IID's electrical system, as specified in Exhibit[s] II, Transmission Service, and in any subsequent Plant Amendments.

      4.12 Point(s) of Delivery: The 230-kV switchrack at the Mirage Substation site where Edison's 230-kV facilities are attached to IID's 230-kV
Coachella-Mirage Line or other points as may be mutually agreed upon by the
Authorized Representatives.

      4.13 Point of Receipt: The point on the high voltage side of the Plant's transformer where IID's metering equipment measures the delivery of energy to the IID system.

      4.14 Transmission Service Entitlement: The amount of transmission service, expressed in megawatts (MW), provided by IID for each Plant, from the applicable
Point of Receipt to the applicable Point(s) of Delivery.

5.   TERM:

      5.1 Unless otherwise agreed to by the Parties, this Agreement shall be effective on the Completion Date for the transmission lines being constructed pursuant to the Funding and Construction Agreement, as the term Completion Date is defined in Article I thereof, and shall remain in effect until April 15,
2015. It is understood that if such Completion Date does not occur, this
Agreement shall be of no force or effect.

      5.2 The Transmission Service Entitlement to be provided by IID for each
Plant shall be contingent on a Plant Connection Agreement being in effect.
Transmission service for each Plant shall commence on the Date of Initial
Service of such Plant. Producer's Authorized Representative shall give IID's
Authorized Representative written notice of the Date of Initial Service at least thirty (30) days before the Date of Initial Service.

6.   TRANSMISSION SERVICE:

      6.1 Subject to the terms of this Agreement, IID shall provide to Producer and Producer shall purchase from IID transmission service over IID's transmission system for each Plant. IID shall make arrangements with Edison to provide, at Producer's or Edison's expense, for the transfer of the electrical power to be delivered to Edison hereunder from IID's transmission system to
Edison's transmission system at the Point(s) of Delivery.

      6.2 The Transmission Service Entitlement for each Plant shall be the
Maximum Transmission Service Entitlement for such Plant specified in Exhibit[s]
II, Transmission

Service, or any subsequent Plant Amendments, or such lesser
amount as may be established as follows. Beginning on the Date of Initial
Service for each Plant, Producer shall be entitled to specify a Transmission
Service Entitlement by advance written notice given to IID's Authorized
Representative at least thirty (30) days prior to the Date of Initial Service.
The Transmission Service Entitlement to be provided by IID subsequent to the
Date of Initial Service may be adjusted at six (6) month intervals thereafter until two (2) years after the Date of Initial Service for such Plant (the "Trial
Period"). Such adjustments shall be made by having Producer's Authorized
Representative give IID's Authorized Representative a ninety (90) day advance written notice as to the adjustment required. Beginning two (2) years after the
Date of Initial Service for such Plant, Producer shall be entitled to specify a
Transmission Service Entitlement for each successive two-year period during the remaining term of this Agreement by written notice from Producer's Authorized
Representative to IID's Authorized Representative given at least ninety (90)
days prior to the beginning of each two-year period.

      6.3 The Transmission Service Entitlement selected by Producer for each
Plant in accordance with Section 6.2 may be any amount which is less than or equal to the Maximum Transmission Service Entitlement for such Plant specified in Exhibit[s] II, Transmission Service and in any subsequent Plant Amendments, provided, however, that the following shall apply to each Plant after the Trial
Period for such Plant has elapsed.

              6.3.1 If (i) the sum of the Transmission Service Entitlements for
all Plants which are no longer in their Trial Periods is less than the sum of the Maximum

Transmission Service Entitlements for such Plants, as shown in Exhibit[s] II,
Transmission Service and in any subsequent Plant Amendments, (the "Aggregate
Maximum Transmission Service Entitlement"), and (ii) provided that IID requires additional capacity for transmitting electric power to Edison's transmission system for another person (or, following the Credit Installment Period as defined in the Funding and Construction Agreement, for itself) and (iii) IID's use of such required capacity would be in conflict with Producer's right as provided herein to increase the sum of the Transmission Service Entitlements for
such Plants to the Aggregate Maximum Transmission Service Entitlement, then IID shall so notify Producer in writing, specifying in such notice the portion, expressed in megawatts (MW), of the excess of the Maximum Transmission Service
Entitlement over the Transmission Service Entitlement for each such Plant which it desires to use as stated above. Producer shall have ninety (90) days after receipt of IID's notice to notify IID in writing that it desires to increase the
Transmission Service Entitlements of such Plants. To the extent that Producer does not elect to increase the Transmission Service Entitlement of each such
Plant up to the Maximum Transmission Service Entitlement for such Plant, IID shall be entitled to use such unclaimed capacity to satisfy the transmission requirements specified in its notice to Producer, and to the extent that IID does so, Producer shall thereafter be foreclosed from increasing the
Transmission Service Entitlement for such Plant in a manner which would conflict with such usage by IID.

              6.3.2 IID shall treat Producer and each other person who has entered into a transmission service agreement similar in substance to this
Agreement in a fair and nondiscriminatory manner in requesting additional transmission capacity as provided in this Section 6.3. Without limiting the generality of the foregoing, IID shall request additional transmission capacity from Producer and such other persons on a pro rata basis, in proportion to the
Aggregate Maximum Transmission Service Entitlement for each person less the sum of the Transmission Service Entitlements for each of such persons' generating plants which is no longer in a Trial Period.

      6.4 In the event that the Original Capacity Nomination designated by
Producer (or the Participant associated with Producer) is adjusted pursuant to
Section 3.07 of the Funding and Construction Agreement, the Parties agree to amend this Agreement in such a way that the sum of the Maximum Transmission
Service Entitlements for all Plants hereunder is equal to such Original Capacity
Nomination as so adjusted. As used in this Section 6.4, the terms Original
Capacity Nomination and Participant shall have the meanings assigned to them in
Article I of the Funding and Construction Agreement.

      6.5 IID reserves the right to interrupt or curtail the transmission service provided hereunder as follows:

              6.5.1 If the Operating Transmission Capability is reduced to less than Normal Transmission Capacity from a Point of Receipt to a Point of
Delivery, and when continuity of service within IID's service area is not being jeopardized, IID may curtail

the transmission service currently being provided from such Point of Receipt to such Point of Delivery, to an amount "A" determined by the following formula:

A = Operating Transmission Capability   x      Transmission Service
    ---------------------------------               Entitlement
       Normal Transmission Capacity

              The transmission service for each Plant affected shall be
curtailed by multiplying the Transmission Service Entitlement in accordance with
Exhibit[s] II, Transmission Service and in any subsequent Plant Amendments by the same percentage (expressed as a decimal) as used in the determination of
"A." However, any such curtailment shall occur only after IID has made all reasonable efforts to eliminate the cause of the reduction in Operating
Transmission Capability, and IID shall then employ reasonable efforts to eliminate expeditiously the cause of said reduction.

              6.5.2 If continuity of service within IID's control area is being jeopardized, as determined by IID in its sole judgment, IID may interrupt or curtail the transmission service provided hereunder to the extent necessary to avoid or eliminate such jeopardy; provided that (i) such interruptions or curtailments may be made so that IID may fully utilize all generating resources owned by it or available to it under contract in order to avoid damage to IID's electrical system caused by overloading, (ii) such interruption or curtailment shall occur only after IID has made all reasonable efforts to avoid or eliminate such jeopardy and (iii) to the extent feasible any curtailment of transmission service provided hereunder from a Point of Receipt to a Point of Delivery shall be made in accordance with the formula set forth in Section 6.5.1.

      6.6 If IID's efforts do not avoid or eliminate such jeopardy, the Parties shall endeavor to develop some other arrangement to avoid or eliminate such jeopardy and minimize the effects of IID's interruption or curtailment on both parties.

      6.7 In the event of any curtailments or interruptions made pursuant to
Section 6.5.1 or Section 6.5.2, Producer shall, immediately after being orally notified by IID, reduce the electrical output of the Plants by the amounts requested by IID.

      6.8 The transmission service to be provided by IID and purchased by
Producer for each Plant shall not exceed the Transmission Service Entitlement for that Plant.

      6.9 Subject to Section 6.5, IID shall, during the periods that IID has agreed to provide the transmission service at the specified Transmission Service
Entitlements, accept hourly scheduled energy deliveries at each Point of Receipt and simultaneously deliver the same amount of energy (less transmission losses as provided herein) at the Point(s) of Delivery mutually agreed upon by the
Parties' dispatchers and/or schedulers.

      6.10 Hourly scheduled energy deliveries at each Point of Receipt shall conform with the practices and procedures developed by the Parties' dispatchers and schedulers and agreed to by the Authorized Representatives.

7. TRANSMISSION LOSSES:

      7.1 IID shall determine, by transmission power flow analysis, the electrical losses (expressed as a percent amount of hourly scheduled energy deliveries) associated with the electrical output from each Plant. Such analysis shall be performed by IID at its sole expense. The initial percent amount, for each Plant, representing the electrical losses as

determined herein shall be as specified in Exhibit[s] II, Transmission Service and in any subsequent Plant Amendments.

      7.2 Unless otherwise agreed to by Producer's and IID's schedulers and dispatchers, IID shall reduce the amount of all hourly scheduled energy deliveries for Producer or Producer's account by the percent amount of such hourly deliveries for each Plant in accordance with Exhibit[s] II, Transmission
Service and in any subsequent Plant Amendments.

      7.3 If either Party believes that there has been a significant change in
IID's electrical system and the electrical losses associated with any Plant should be redetermined, either Party's Authorized Representative may submit a written request to the other Party's Authorized Representative that the electrical losses be redetermined. Following such request, a transmission flow analysis shall be performed by IID as approved by the Authorized Representatives and paid for by the requesting Party. Whenever the percent amount for electrical losses is redetermined, such percent amount shall become effective as of the first day of the month following the date of such redetermination; provided, that such a redetermination may be no sooner than twelve (12) months after the most recent redetermination. Any redetermination of electrical losses made pursuant to this Section 7 shall be based on conditions in existence at the time of such redetermination.

                                       10

      7.4 Along with the monthly billing pursuant to Section 9.1, for the transmission service for each Plant, IID shall submit a monthly summary of hourly scheduled energy deliveries and of electrical losses for each Plant.

8. CHARGES:

      8.1 For transmission service provided by IID, Producer shall pay IID at a rate to be determined by IID pursuant to the methodologies specified in Exhibit
I.A. The initial rate is specified in Exhibit[s] II, Transmission Service and revisions thereto will be specified in any subsequent Plant Amendments. Any specific facility charge to Producer for connecting the Plant(s) to the IID transmission system shall be included only in the Plant Connection Agreement(s)
between IID and Producer.

      8.2 The transmission rate shall be reviewed annually and may be revised.
Any revision of the rates shall be based on the methodologies in Exhibit I.A and on the conditions in existence at the time of the revision. Producer shall have the right to review any exhibits or work papers prepared by IID to revise the rates.

      8.3 An initial monthly scheduling fee, as specified in Exhibit[s] II,
Transmission Service and revisions thereto specified in any subsequent Plant
Amendments, shall be paid by Producer to IID for those months in which there were scheduled energy deliveries from the Plant(s). The initial scheduling fee has been determined by IID pursuant to the methodology specified in Exhibit I.B.
The scheduling fee shall be reviewed annually and may be revised. Any revision of the scheduling fee shall be based on the methodology in Exhibit I.B and on the conditions in existence at the time of the revision. Producer shall

                                       11

have the right to review any exhibits or work papers prepared by IID to revise the scheduling fee.

9.   BILLING AND PAYMENT:

      9.1 IID shall render bills to Producer, beginning in the month of the Date of Initial Service, on or before the fifteenth (15th) day of each month for the transmission service to be provided during the month. Producer shall pay such bills within twenty (20) days after receipt thereof.

                      All payments by Producer shall be sent to:

                               Imperial Irrigation District
                               c/o Manager, Finance and Accounting
                               P.O. Box 937
                               Imperial, California 92251

                      All billings by IID shall be sent to:

                               Geo East Mesa Limited Partnership
                               P.O. Box 748
                               Holtville, CA 92250

      9.2 Either Party's Authorized Representative may at any time, by advance written notice to the other Party's Authorized Representative, change the address to which payments or billings shall be sent.

      9.3 Bills which are not paid in full by said due date shall thereafter bear an additional charge of one and one-half percent (1-1/2%) per month, or the maximum legal rate of interest, whichever is less, compounded monthly on the unpaid amount prorated by days from the due date until payment is received by
IID.

                                       12

      9.4 In the event any portion of any bill is disputed, the disputed amount shall be paid when due under protest. If the protested portion of the payment is found to be incorrect by the Authorized Representatives, the disputed amount shall be paid by IID to Producer, including interest at the rate of 1-1/2% per month, or the maximum legal rate, whichever is less, compounded monthly from the date of payment by Producer to the date the refund check or adjusted bill is received by Producer.

      9.5 For a fractional part of a calendar month at the beginning or end of the period for which the transmission service is provided hereunder, the charge pursuant to Section 8.1 shall be proportionately adjusted by the ratio of days that service is furnished by IID to Producer during such month to the total number of days in such month.

      9.6 The charge for the transmission service pursuant to Section 8.1 shall be proportionately reduced to the extent the duration of the interruptions or curtailments of the transmission service which may occur pursuant to Section
6.5.1 or Section 6.5.2 exceed a cumulative total of twenty-four (24) hours during any calendar month based on 730 hours per month representing the full transmission service charge. The amount of such prorata reduction in any month shall reflect the duration and amount of such interruptions or curtailments which exceed said cumulative 24 hours. Such prorata reduction shall be reflected as a credit to Producer as soon as possible in a subsequent monthly bill.

                                       13

      9.7 The charge for the transmission service shall not be reduced if IID can deliver, but Edison's transmission system cannot receive, the hourly scheduled energy deliveries independent of the duration of time this condition exists.

10. LIABILITY:

      10.1 Except for any loss, damage, claim, costs, charge or expense resulting from Willful Action, neither Party (the "released Party"), its directors or other governing body, officers or employees shall be liable to the other Party for any loss, damage, claim, cost, charge, or expense of any kind or nature incurred by the other Party (including direct, indirect or consequential loss, damage, claim, cost, charge or expense; and whether or not resulting from the negligence of a Party, its directors or other governing body, officers, employees or any person or entity whose negligence would be imputed to a Party)
from engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction, use or ownership of the released Party's electrical system, Plant(s) or associated facilities in connection with the implementation of this Agreement. Except for any loss, damage, claim, cost, charge or expense resulting from Willful Action, each Party releases the other Party, its directors or other governing body, officers and employees from any such liability.

      10.2 For the purpose of this Section 10, Willful Action shall be defined as action taken or not taken by a Party at the direction of its directors or other governing body, officers or employees having management or administrative responsibility affecting its performance under this Agreement, as follows:

                                       14

              10.2.1 Action which is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would result or would probably result therefrom.

              10.2.2 Action which has been determined by final arbitration award or final judgment or judicial decree to be a material default under this
Agreement and which occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default or, if no time to cure is specified therein, occurs or continues thereafter beyond a reasonable time to cure such default.

              10.2.3 Action which is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default under this Agreement.

      10.3 Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.

      10.4 The phrase "employees having management or administrative responsibility," as used in Section 10.2, means the employees of a Party who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing controlling and supervising such Party's performance under this Agreement with responsibility for results.

      10.5 Subject to the foregoing provisions of this Section 10, each Party agrees to defend, indemnify and save harmless the other Party, its officers, agents, or employees against all losses, claims, demands, costs or expenses for loss of or damage to property,

                                       15

or injury or death of persons, which directly or indirectly arise out of the indemnifying Party's performance pursuant to this Agreement; provided, however, that a Party shall be solely responsible for any such losses, claims, demands, costs or expenses which result from its sole negligence or Willful Action.

11.  AUDITING

      11.1 IID shall make its books, records, and other supporting information, as requested, available to Producer or to Producer's designated contracted representative(s) with a CPA firm, for the purpose of auditing any charges or accounts to be kept by IID hereunder. All such audits shall be undertaken at reasonable times and in conformance with generally-accepted auditing standards.

      11.2 If as a result of such audits Producer believes its charges or accounts should be adjusted, the findings shall be presented to the Authorized
Representatives. If the Authorized Representatives agree that any audit finding should result in a revision of charges or accounts, such revisions shall be retroactive to the first billing for such charges and accounts and shall be made as soon as practical after determination.

      11.3 The amount of any unresolved dispute shall accrue interest at the rate of one and one-half percent (1-1/2%) per month, or the maximum legal rate, whichever is less, compounded monthly for any amount of money ultimately refunded to Producer.

12. AUTHORIZED REPRESENTATIVES: Within thirty (30) calendar days after the
Completion Date, as defined in Article I of the Funding and Construction
Agreement, each Party shall designate by written notice to the other Party a representative who is

                                       16

authorized to act on its behalf in the implementation of this Agreement. Either
Party may at any time change the designation of its Authorized Representative by written notice to the other Party.

13. NO DEDICATION OF FACILITIES: Any undertaking by one Party to the other Party under any provision of this Agreement shall not constitute the dedication of the system or any portion thereof of the Party to the public or to the other Party, and it is understood and agreed that any such undertaking under any provision of this Agreement by a Party shall cease upon the termination of its obligations hereunder.

14. NON-WAIVER: None of the provisions of this Agreement shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Agreement or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

15. NO THIRD PARTY RIGHTS: The Parties do not intend to create rights in or to grant remedies to any Third Party or others as a beneficiary of this Agreement or of any duty, covenant, obligation or undertaking established hereunder.

16. UNCONTROLLABLE FORCES: Neither Party shall be considered to be in default in the performance of any of its obligations under this Agreement when a failure of performance shall be due to an uncontrollable force. The term "uncontrollable force" shall mean any cause beyond the control of the Party affected including, but not restricted

                                       17

to, failure of or threat of failure of facilities which have been maintained in accordance with generally-accepted engineering and operating practices in the electrical utility industry, flood, drought, earthquake, tornado, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, labor or material shortage, sabotage, government priorities and restraint by court order or public authority
(whether valid or invalid) and actions or nonaction by or inability to obtain or keep the necessary authorizations or approvals from any governmental agency or authority, the failure or inability of Edison to receive the electric power to be transmitted hereunder at the Point(s) of Delivery, which by exercise of due diligence such Party could not reasonably have been expected to avoid and which by exercise of due diligence it has been unable to overcome. Nothing contained herein shall be construed as to require a Party to settle any strike or labor dispute in which it may be involved. Either Party rendered unable to fulfill any of its obligations under this Agreement by reason of an uncontrollable force shall give prompt written notice of such fact to the other Party and shall exercise due diligence to remove such inability with all reasonable dispatch.

17. ASSIGNMENTS:

      17.1 Any assignment by Producer of its interest in this Agreement which is made without the written consent of IID (which shall not be unreasonably withheld) shall not relieve Producer from its primary liability for any of its duties and obligations hereunder, and in the event of any such assignment
Producer shall continue to remain primarily

                                       18

liable for payment of any and all money due IID hereunder and for the performance and observance of all other covenants, duties and obligations to be performed and observed hereunder by it to the same extent as though no assignment has been made.

      17.2 Notwithstanding any provision of Section 17.1 to the contrary, prior to the end of the Credit Installment Period, as defined in Article I of the
Funding and Construction Agreement, Producer's right to transmission service under this Agreement with respect to one or more of the Plants may be assigned only (i) to a purchaser or co-owner of such Plants or to a person who will operate such Plants pursuant to a contract or other arrangement with such purchaser and in either case only with the prior written consent of IID (which shall not be unreasonably withheld) or (ii) for security purposes, to a bank or other entity which provides financing for such Plants or any electrical transmission facilities associated therewith. Producer and IID agree that nothing in this Section 17.2 may be amended, modified or waived without the prior written consent of each and every party to the Funding and Construction
Agreement (except for any parties in default thereunder).

      17.3 Whenever an assignment of Producer's interest in this Agreement is made with the written consent of IID, Producer's assignee shall expressly assume in writing the duties and obligations hereunder of Producer and, within thirty
(30) days after any such assignment and assumption of duties and obligations,
Producer shall furnish or cause to be furnished to IID a true and correct copy of such assignment and assumption of duties and obligations.

                                       19

      17.4 Subject to the foregoing restrictions on assignments, all of the terms of this Agreement shall be binding upon and inure to the benefit of both of the Parties and their respective successors, permitted assigns and legal representatives.

18. GOVERNING LAW: This Agreement shall be interpreted, governed by and construed under the laws of the State of California or the laws of the United
States, as applicable.

19. NOTICES: Any notice, demand or request provided for in this Agreement, or served, given or made in connection with it, shall be in writing and shall be deemed properly served, given or made if delivered in person or sent by United
States mail, postage prepaid, to the persons specified below unless otherwise provided for in this Agreement:

                                         Imperial Irrigation District
                                         c/o General Manager
                                         P.O. Box 937
                                         Imperial, California 92251

                                         Geo East Mesa Limited Partnership
                                         P.O. Box 748
                                         Holtville, California 92250

Either Party may at any time, by notice to the other Party, change the designation or address of the person so specified as the one to receive notices pursuant to this Agreement.

                                       20

20. SIGNATURE CLAUSE: The signatories hereto represent that they have been appropriately authorized to enter into this IID-Geo East Mesa Limited
Partnership Transmission Service Agreement for Alternative Resources (Standard
Form) on behalf of the Party for whom they signed. This Agreement is hereby executed as of the 21st day of March, 1989.

                                           IMPERIAL IRRIGATION DISTRICT

                                       By: /s/ Lester A. Bornt
                                           ------------------------------------
                                               President, Board of Directors

                                           GEO EAST MESA LIMITED PARTNERSHIP

                                       By: /s/ M.N. Brunano
                                           ------------------------------------
                                           3-8-89

                                  EXHIBIT I.A
                                  -----------

                      DEVELOPMENT AND METHODOLOGY FOR THE
                          TRANSMISSION SERVICE CHARGE
                      -----------------------------------

IID's transmission service charge shall be recalculated during the month of
April of each year, using the methodology summarized in this Exhibit. The recalculated transmission service charge shall be effective on June 1 of the year of recalculation.

EI.A-1 Plant Investment
-----------------------

       TAI= WP + PA - TR + GP + M&S

where

       TAI = Total adjusted investment at the time of calculation.
       WP  = Estimate of weighted Transmission Plant Cost ($40,980,291) as
             December 31, 1983 calculated using the following formula:
             WP  = (0.7 x OC) + (0.3 x RCN); where
             OC  = Cumulative original cost of Transmission Plant as shown in
                   IID's accounting records, obtained by summing the actual cost of all yearly additions to Transmission Plant from 1938 to the end of 1983, (i.e., $20,700,415).
              RCN= Estimate of the cumulative reproduction cost to build the
                   Transmission Plant items identified in OC in 1983 dollars.
                   Calculated by summing the escalated cost of each yearly
                   addition to Tranmsission Plant starting in 1938 up to the end of calendar year 1983 using the Handy-Whitman Index for Total
                   Transmission Plant for the Pacific Region, (i.e.,
                   $88,300,000).
       PA  = Cumulative sum of additions to Transmission Plant from January 1,
             1984 to the end of the year preceding the year of calculation.
             Thus, if the calculation takes place in 1996, PA is sum of
             Transmission Plant additions at actual cost from January 1, 1984 to
             December 31, 1995.
             PA = Sum of [TPA(i) + OA(i)]
             where TPA(i) = Annual additions to Transmission Plant for each year associated with the Transmission Project, as
                            defined in Section 7.05 of the Funding and
                            Construction Agreement. TPA(i) is calculated for
                            each year from Completion Date of Transmission
                            Project to end of year preceding year of
                            calculation.

                     OA(i)= Other annual additions to Transmission Plant by IID each year. OA(i) is calculated for each year from
                            January 1, 1984 to end of year preceding year of
                            calculation.

                                    - EIA-1 -

     TR = Sum of (i) and (ii) where:

     (i)= For facilities placed in service prior to 1984, the cumulative sum of the annual Weighted Retirement Costs (WRC) for retirements from
          Transmission Plant from January 1, 1984 to the end of the year preceding the year of calculation. Thus, if the calculation takes place in 1996, TR is comprised of the sum of annual Transmission Plant retirements from January 1, 1984 to December 31, 1995 with each year's original cost adjusted to account for the weighted cost of retirement.
          where WRC = Weighted Retirement Cost for transmission retired in a given year.

                OCI = Original cost of transmission facilities retired in a given year.

          WRC = 70%*OCI + 30%*OCI*RCN/OC

     (ii)= Cumulative sum of original cost of annual transmission retirements for facilities placed in service after January 1, 1984.

     GP = General plant investment as shown in IID accounting records, as of the year preceding the year of calculation, allocated to transmission use by the ratio of total allocated transmission O&M cost to the sum of production O&M cost excluding fuel, distribution O&M cost, transmission O&M cost, dispatching cost, and customer accounting and services costs.

     M&S= Materials and supplies inventory held by IID's as of the year preceding the year of calculation, allocated to transmission use by the ratio of Transmission Plant Original Cost to Total Electric Plant
          original cost as reflected in IID's accounting records for the year preceeding the year of calculation.

EI.A-2 Annual Cost

     TAC= (1.25 x CRF x TAI) + OM + A&G

     where

     TAC= Total Annual Cost.

     CRF= Annual capital recovery factor calculated for a 33-year amortization using the average interest rate for the year preceding the year of calculation from the "Merri11 Lynch 500 Municipal Bond Index
          Electric-Retail."

     OM = Total allocated transmission O&M cost during the year preceding the year of calculation, equal to the sum of (i) dispatching costs and
          (ii) transmission O&M cost allocated to transmission use by the ratio of Transmission Plant original cost (OC) to Total Transmission Plant original cost (including the cost of subtransmission plant) as shown in IID's accounting records.

     A&G= Administrative and general cost during the year preceding the year of calculation, allocated to transmission use by the ratio of total allocated transmission cost (OM) to the sum of production O&M cost excluding fuel, distribution O&M cost, transmission O&M cost, dispatching cost, and customer accounting and services cost.

                                     -EIA-2-

          Administrative and general cost is comprised of Power Department plus
          Joint Department A&G less Customer Account Expense.

EI.A-3       Monthly Transmission Service Charge
------------------------------------------------

                  TAC
       TSC = --------------
                12 x APL

       where

       TSC = Monthly transmission service charge, in $/kW.
       APL = Annual peak load during the year preceding the year of calculation, expressed in kW, which is equal to the sum of IID's service peak load plus all transmission wheeling commitments (including all
             Transmission Service Entitlements).

                                    Examples

(1) Recalculation of 1985 Transmission Service Charge Plant Investment
----------------------------------------------------------------------

             OC  =  20,700,415
             RCN =  88,300,000
             WP  =  (0.7 x 0C) + (0.3 x RCN) = 40,980,291
             PA  =  0 + 4,111,000 = 4,111,000
             GP  =
             1,526,849 x                   764,058
                          -----------------------------------------------------
                          3,085,080 + 4,080,868 + 694,545 + 189,450 + 1,621,252
                 =   1,526,849 x 0.079 = 120,625
             M&S =   6,151,304 x 20,700,415
                                 -----------
                                 162,700,978
                 =   6,151,304 x 0.1272 = 782,629

             TAI =   40,980,291 + 4,111,000 + 120,625 + 782,629
                 =   45,994,545

Annual Cost
-----------

             CRF =  (33 years, 10.41%) = 10.8221%
             OM  =  189,540 + 694,545 x  20,700,415
                                         ----------
                                         25,025,093
                 =  189,540 + 694,545 x 0.8272 = 764,058
             A&G =
             4,086,530 x                        764,058
                          -----------------------------------------------------
                          3,085,080 + 4,080,868 + 694,545 + 189,450 + 1,621,252
                 = 4,086,530 x 0.079 = 322,847
             TAC = (1.25 x 0.108221 x 45,994,545) + 764,058 + 322,847
                 = 7,308,875

                                    - EIA-3 -

                              Examples (Continued)

Monthly Transmission Service Charge

     APL= 369,000 + 63,000 = 432,000

     TSC=  7,308,875   = 1.41 $/kW
          ------------
          12 x 432,000

(2) Sample Calculation, 1996

Assumptions

     o    Weighted cost of Transmission Plant to 12-31-83; $40,980,291.

     o    Transmission Additions to 12-31-95; $67,000,000.

     o    Transmission Credit to rate base through 12-31-94; $30,000,000.

     o    Transmission credits used during 1995 were $6,000,000; IID's Reserved
          Capacity is 40 MW, and the Deemed Capacity is 600 MW.

     o    No accumulated retirements.

     o    General plant investment as of 12-31-95, from IID records, is
          $2,000,000.

     o    All allocation factors are assumed the same as in the previous example but, in general, would not be identically the same each year.

     o    Materials and supplies inventory as of 12-31-95; from IID records, is
          $8,000,000.

     o    The 12-month average Merrill-Lynch Index interest rate is 8% in 1995.

     o    Dispatching costs in 1995 were $1,000,000.

     o    IID's transmission O&M costs in 1995 were $1,000,000.

     o    IID's administrative and general costs in 1995 were $5,000,000.

     o    IID's service peak load in 1995 was 543 MW.

     o    IID's total transmission commitments in 1995 were 320 MW.

Adjusted Investment                                                     1996
-------------------                                                 ------------
WP            = Weighted Plant to 12-31-83 ......................   $ 40,980,291
OA[1984-1995] = Transmission Plant Additions Through 12-31-95
                (excludes Transmission Project) .................     67,000,000
TPA[1984-1994]= Transmission Credit to Rate Base Through
                12-31-94 ........................................     30,000,000
TPA[1995]     = Transmission Credit to Rate Base during 1995;
                6,000,000 x 600 - 40
                            --------
                               600 ..............................      5,600,000
GP            = General Plant Allocated; 2,000,000 x 0.079 ......        158,000
M&S           = M&S Allocated; 8,000,000 x 0.1272 ...............      1,017,600
                                                                    ------------
                                                            TAI =   $144,755,891

                                    - EIA-4 -

----------------
IID-Edison
Service Agreement
for Alternative
Energy Resources
----------------

                                     TABLE 1

                          IMPERIAL IRRIGATION DISTRICT

                           SCHEDULING FEE METHODOLOGY
                           --------------------------
                     DETERMINATION OF TOTAL SCHEDULING UNITS
                     ---------------------------------------

                                                       Hours    Payback/    Pre-     On AGC     Off         Loss
                                    Energy  Capacity  Variable  Banking  Scheduling  System    System      Accounting
                                    (X=2)     (X=2)     (X=1)    (X=2)     (X=1)     (X=1)     (X=1)        (X=1)         Total
                                    -----   --------- --------  -------  ----------  -----     -----       ----------     -----

IID's Generating Units:
-----------------------
Pilot Knob                            X         X         X                            X                                      6
Drop No. 1                            X         X         X                            X                                      6
Drop No. 2                            X         X         X                            X                                      6
Drop No. 3                            X         X         X                            X                                      6
Drop No. 4                            X         X         X                            X                                      6
Drop No. 5                            X         X         X                            X                                      6
East Highline                         X         X         X                            X                                      6
Turnip and Double Weir                X         X         X                            X                                      6
El Centro Unit No. 1                  X         X         X                            X                                      6
El Centro Unit No. 2                  X         X         X                            X                                      6
El Centro Unit No. 3                  X         X         X                            X                                      6
El Centro Unit No. 4                  X         X         X                            X                                      6
Coachella Units No. 1 and 2           X         X         X                            X                                      6
Coachella Units No. 3 and 4           X         X         X                            X                                      6
Rockwood                              X         X         X                            X                                      6
Brawley                               X         X         X                            X                                      6
                                                                                                                             --
                                                                                                                   Subtotal  96

Alternative Energy Resources:
-----------------------------
Earth Energy                          X         X         X        X        X                   X               X            10
Magma (East Mesa)                     X         X         X        X        X                   X                             9
Heber HGC                             X         X         X        X        X                   X               X            10
Vulcan Power                          X         X         X        X        X                   X               X            10
Ormesa I                              X         X         X        X        X                   X               X            10
Ormesa II                             X         X         X        X        X                   X               X            10
Heber Binary                          X         X         X        X        X                   X               X            10
                                                                                                                             --
                                                                                                                   Subtotal  69

Transactions with Other Utilities
---------------------------------
DOE                                   X         X         X                 X                   X                             7
EPE                                   X         X         X                 X                   X                             7
SCE                                   X         X         X                 X                   X                             7
SDG&E                                 X         X         X        X        X                   X               X            10
APS (Yucca)                           X         X         X                 X                   X                             7
SCE GI's (Axis)                       X         X         X        X        X                   X                             9
APS (Axis)                            X         X         X        X        X                   X                             9
YCWUA                                 X         X         X        X        X                   X                             9
                                                                                                                             --
                                                                                                                   Subtotal  65
                                                                                                     Total Scheduling Units 230
                                                                                                                            ---

                                     - EIB-2 -

Annual Cost
-----------

             CRF = (33 years, 8%) = 8.6852
             OM  = 1,000,000 + 1,000,000 x 0.8272 = 1,827,200
             A&G = 5,000,000 x 0.079 = 395,000
             TAC = 1.25 x 0.086852 x $144,755,891 + 1,827,200 + 395,000
                 = $17,937,623

Monthly Transmission Service Charge
-----------------------------------

             APL = 543,000 + 320,000 = 863,000
             TSC = $17,937,623 = $1.73/kW
                  ------------
                  12 x 863,000

R1

                                     -EIA-5-

                                   EXHIBIT I.B
                  METHODOLOGY AND CALCULATION OF SCHEDULING FEE

                              ANNUAL DETERMINATION
                                       OF
                               IID SCHEDULING FEES

     IID, in April each year, will calculate monthly fees for scheduling services related to Alternative Energy Resources and transactions with other utilities as follows:

     A.   An appropriate number of scheduling units will be assigned to every
          IID resource, Alternative Energy Resource, and transaction with other utilities in operation during the preceeding year. The number of scheduling units assigned to each resource and/or transaction will depend upon the total daily number of functions and therefore, esti-
          mated time required to schedule the resource and/or transaction. This estimate will be directly related to the complexity of the scheduling service being provided. Table 1 shows how the total scheduling units were determined for the IID system.

     B.   The expenses related to dispatching and scheduling services will be equal to the sum of the following:

          1.   IID FPC Account 556 for the year preceeding the year of calcula-
               tion

          2.   A portion of the annual expenses related to the SCADA and AGC systems for the year preceeding the year of calculation, deter-
               mined by multiplying one half of the levelized debt service payments for the systems by the percentage that FPC Account 556 is of the total of FPC Accounts 556, 561 and 581. Table 2 shows calculations involved with this step.

     C.   The annual scheduling fee per scheduling unit will be determined by dividing the expenses related to scheduling found in Step B by the total scheduling units from Step A. The per unit fee will then be multiplied by the number of scheduling units assigned to each resource and/or transaction to develop an appropriate annual scheduling fee for that resource and/or transaction. The monthly scheduling fee will then be calculated by dividing the annual fee by 12. Table 3 shows the calculation.

The revised scheduling fee will be effective on June 1 of the year in which they are calculated.

Rl

                                     -EIB-1-

                                     TABLE 2

                          IMPERIAL IRRIGATION DISTRICT

                           SCHEDULING FEE METHODOLOGY

                         EXPENSES RELATED TO SCHEDULING

IID 1986 Actual

   FPC Account 556 (3)              $371,297                   (52.15%)
   FPC Account 561                  $230,170                   (32.33%)
   FPC Account 581       $110,461              (15.52%)
                         --------              ------
                         $711,928              (100.0%)

SCADA and AGC Systems

   Investment (2)                                              = $4,536,285
   Annual Expense
      $4,536,285 x 0.1170923 (1) = $531,164

Expenses Related to Scheduling

   FPC Account 556                                             =   $371,297
   52.15% of SCADA and AGC Systems
      Annualized Expense ($531,164 x 0.5215) = $277,002
                                               --------
   Total Expense Related to Scheduling       = $648,299

(1)  Capital Recovery Factor determined from levelized debt service payments of
     $7,611,000 for $65,000,000 - May, 1983 COP issue.

(2)  Fifty percent of total investment for SCADA and AGC $9,072,571 is assumed related to transmission service.

(3)  Related to load dispatching for system control.

                                     -EIB-3-

                                     TABLE 3

                          IMPERIAL IRRIGATION DISTRICT

                           SCHEDULING FEE METHODOLOGY
                           --------------------------
                          CALCULATION OF SCHEDULING FEE
                          -----------------------------

Annual Charge per Scheduling Unit
---------------------------------
       Total Expenses Related to Scheduling (from Table 2) = $648,299

       Total Scheduling Units (from Table 1)                      230
                                          =                  --------
       Annual Charge per Scheduling Unit ($613,446/220)    = $  2,818

Alternative Energy Resource Scheduling Fee
------------------------------------------

       Magma (East Mesa) Plant:
       ------------------------

             Annual Charge (9 Scheduling Units x $2,818)        = $ 25,362/year
             Monthly Charge ($25,362/12)                     $ 2,113/month

       All Other Plants:
       -----------------

            Annual Charge (10 Scheduling Units x $2,818)        = $ 28,180/year
            (1) Monthly Charge ($28,180/12)                  = $ 2,348/month

(1) Also applies to new plants to be on-line in 1988 & 89

                                    - EIB-4 -

                                   EXHIBIT II

                              TRANSMISSION SERVICE
                      FOR GEO EAST MESA LIMITED PARTNERSHIP

EII-1.    DESCRIPTION:

EII-2.    APPLICABILITY: Applicable to the transmission service to be provided by IID to Producer for transmitting the electrical output from the Geo
          East Mesa Limited Partnership Point of Receipt to the Point(s) of
          Delivery.

EII-3.    PLANT CONNECTION AGREEMENT: The Geo East Mesa Limited Partnership
          Plant Connection Agreement to be executed between IID and Producer.

EII-4.    MAXIMUM TRANSMISSION SERVICE ENTITLEMENT: 27.5 MW.

          TRANSMISSION SERVICE ENTITLEMENT: 27.5 MW, as specified in accordance with Sections 6.2 and 6.3.

EII-5.    POINT OF RECEIPT: See Section 4.13.

EII-6.    POINT(S) OF DELIVERY: The 230-kV switchrack at Edison's Mirage
          Substation.

EII-7.    TERM: The term of the Transmission Service Entitlement for the Geo
          East Mesa Limited Partnership shall be effective from the Date of
          Initial Service and shall terminate on April 15, 2015.

EII-8.    TRANSMISSION SERVICE CHARGE: $1.41 per kilowatt-month, or as revised in accordance with Section 8.2, times Transmission Service
          Entitlement.

EII-9.    SCHEDULING FEE: $2,348 per month or as revised in accordance with
          Section 8.3.

EII-10.   TRANSMISSION LOSSES: 2.83% or as revised in accordance with Section 7.

                                      EII-1